Exhibit 99.1

NEWS	Contact:	Clay Williams
(713) 346-7500

FOR IMMEDIATE RELEASE

NATIONAL OILWELL AND VARCO ANNOUNCE MERGER

HOUSTON, TX, March 11, 2005— National-Oilwell, Inc. (NYSE: NOI) and Varco International, Inc. (NYSE:VRC) jointly announced today that the merger of the two companies was approved today by stockholders of each company by substantial margins. In addition, stockholders of National Oilwell also approved the National Oilwell Varco Long-Term Incentive Plan. All conditions to the merger have been satisfied. A certificate of merger has been filed in the State of Delaware, which provides that the merger will become effective at 3 p.m., central time, today. Effective Monday, March 14, National Oilwell Varco’s common stock will trade under the symbol NOV on the New York Stock Exchange.

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production, the provision of oilfield inspection and other services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements include, without limitation, statements regarding the consummation of the transaction, the expected closing date of the transaction, any other effect or benefit of the transaction, and any other statements that are not historical facts. Other risks and uncertainties, which are more fully described in documents filed with the Securities and Exchange Commission, including Annual Reports on Form 10-K, could cause actual results to differ from those contained in the forward-looking statements.

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